Exhibit 99.1

www.bankrate.com

For more information contact:
Edward J. DiMaria
SVP, Chief Financial Officer
edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca
SVP, Chief Communications/Marketing Officer
bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 11:00 A.M. Eastern Time
Interactive Dial-In: 800-299-0433 Passcode 87156571 (10 minutes before the call)

BANKRATE ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

Company Reports Q3 Revenue up 58% to $19.5 million
Delivers GAAP DILUTED EPS of $0.07 and NON-GAAP(1) DILUTED EPS
of $0.21

NEW YORK, NY - October 26, 2006 - Bankrate, Inc. (NASDAQ: RATE), today reported financial results for the third fiscal quarter ended September 30, 2006. Total revenue increased by 58% to $19.5 million over the $12.4 million reported in the third quarter of 2005. GAAP earnings per diluted share (“EPS”) were $0.07 for the third quarter 2006 compared to $0.16 in the third quarter 2005. Current results include a $0.09 per share charge attributable to the American Interbanc, LLC settlement and a $0.05 per share expense for stock compensation. Non-GAAP EPS for the quarter, excluding the $1.7 million stock compensation expense and $3.0 million legal settlement charge, were $0.21 for the current quarter compared to $0.16 in the third quarter 2005. Included in both the GAAP and non-GAAP EPS results for the quarter is a legal expense of $675,000, which represents a $0.02 per share.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) on a GAAP basis, including the legal settlement charge and stock compensation expense, were $1.5 million compared to $4.2 million in the third quarter of 2005. EBITDA on a non-GAAP basis, excluding the $3.0 million legal settlement

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charge and $1.7 million stock compensation expense, were $6.2 million, an increase of 48% over the $4.2 million reported in the third quarter 2005. Third quarter 2006 GAAP and non-GAAP EBITDA results also include the $675,000 in legal expense.

“Our core business remained strong during the quarter, performing in line with our expectations” said Thomas R. Evans, President and CEO of Bankrate, Inc. “With the exception of FastFind, we continue to demonstrate the elasticity and leverage of our business model. We are working to improve this part of our business and remain confident that it will provide a meaningful contribution in 2007,” added Mr. Evans.

The Company recorded a charge of $3.0 million during the quarter attributable to settlement of the 2002 American Interbanc lawsuit. The Company admitted no wrongdoing in connection with the settlement and chose to settle the lawsuit rather to avoid an expensive and prolonged trial that would divert management's attention from operating the business.

Third Quarter Financial Results

Total revenue for the quarter was $19.5 million, an increase of 58%, or $7.1 million, over the $12.4 million reported in the corresponding period last year.

•
Online publishing revenue for the third quarter of $15.8 million was 41% or $4.6 million higher than the $11.2 million reported in the third quarter of 2005. Revenue generated by FastFind, acquired in December 2005, is included in the online publishing segment results for fiscal 2006.

•	Graphic advertising increased 39% to $9.2 million in the third quarter of 2006 compared to $6.6 million in the third quarter of 2005.

•
Hyperlink revenue grew 58% to $6.6 million in the third quarter of 2006 compared to $4.2 million the same quarter last year, with deposits contributing approximately 44% in 2006 compared to 21% in 2005.

•	Print publishing and licensing revenue for the third quarter was $3.7 million, an increase of $2.5 million, compared to the $1.2 million for the third quarter of fiscal 2005. Revenue generated by

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Mortgage Market Information Services, Inc. (“MMIS”, acquired in December 2005) is included in the print publishing and licensing segment for fiscal 2006.

•	The gross margin in Q3 2006 was 71%, and the EBITDA margin was 32% (excluding stock compensation expense and the legal settlement charge), compared to 76% and 34%, respectively, in Q3 2005.

•	Page views for Q3 2006 were 126.7 million, up 17% compared to 107.8 million in Q3 2005, and up 10.6 million, or 9%, from 116.0 million in Q2 2006.

EBITDA on a GAAP basis for the third quarter was $1.5 million, including the $3.0 million legal settlement charge and $1.7 million stock compensation expense, compared to $4.2 million for the third quarter of 2005. EBITDA on a non-GAAP basis for the third quarter, excluding stock compensation expense and the legal settlement charge, was $6.2 million, an increase of 48% over the $4.2 million for the third quarter of 2005.

Net income on a GAAP basis for the third quarter was $1.2 million, or $0.07 per diluted share, including a $0.09 per diluted share legal settlement charge and $0.05 per diluted share expense for stock compensation, compared to $2.7 million, or $0.16 per diluted share in the same quarter in 2005. Net income on a non-GAAP basis, excluding stock compensation expense and the legal settlement charge, was $4.0 million or $0.21 per diluted share, representing an increase of $0.05 per share over the third quarter 2005 results of $2.7 million or $0.16 per diluted share.

Revised 2006 Guidance

Due to the performance of FastFind, the Company has lowered its 2006 guidance. The Company now expects revenue for the year to be between $79 and $80 million, and expects EBITDA, excluding non-cash stock compensation expense and the American Interbanc legal settlement of $3.0 million, to be between $27 and $28 million. The non-cash stock compensation expense charge is expected to be approximately $8.9 million dollars for the year.

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Recent Company Highlights

•	On August 4, 2006, the Company completed the acquisition of three websites (Mortgage-calc.com, Mortgagecalc.com and Mortgagemath.com) owned and operated by East West
Mortgage, Inc. for $4.4 million in cash. Operating results for the three websites are reported in the online publishing segment.

•
On October 9, 2006, the Company entered into a Confidential Settlement Agreement with American Interbanc to resolve all matters related to the lawsuit against the Company filed in November 2002. The terms of agreement provide no admission of fault or wrongdoing on the part of the Company. Pursuant to the agreement, the Company made a $3.0 million cash payment to American Interbanc. In addition, the Company has agreed to certain terms which permit American Interbanc to advertise on the Company's website, www.bankrate.com.

•	Bankrate’s first, free-standing, Savings Guide print insert, sponsored by ELoan, appeared in over 1.1 million copies of USA Today.

•	Signed two new co-brand agreements with Motley Fool and Fox News. Bankrate will be the exclusive consumer rate provider for Fool.com and FOXNews.com

•	Signed four new newspapers to run Bankrate’s Mortgage Guide and added Bankrate’s Deposit Guide to eight existing customers

October 26, 2006 Conference Call Interactive Dial-In and Webcast Information:
To participate in the teleconference please call: 800-299-0433 Passcode: 87156571. International participants may dial: 617-801-9712 Passcode: 87156571. Please access at least 10 minutes prior to the time the conference is set to begin.

This call is being Webcast by CCBN and can be accessed at Bankrate’s Web site at www.bankrate.com/investor-relations/. The Webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

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Replay Information:

A replay of the conference call will be available beginning October 26, 2006, 1:00 p.m. ET/ 10:00 a.m. PT through November 2, 2006. To listen to the replay, call 888-286-8010 and enter 43743741.

Non-GAAP Measures

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, income from operations, income before income taxes, and net income, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

Bankrate, Inc. (Nasdaq:RATE) owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. It is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate, Inc. also owns and operates FastFind, an internet lead aggregator and MMIS/Interest.com, which publishes mortgage guides and financial rates and information.

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Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges; changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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-Financial Statements Follow-

(1)	Earnings before interest, taxes, depreciation and amortization, excluding stock compensation expense and the legal settlement charge.

Bankrate, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets

Cash and cash equivalents	$103,218,730	$3,479,609
Accounts and notes receivable, net of allowance for doubtful accounts of approximately
$2,130,000 at September 30, 2006 and $1,630,000 at December 31, 2005, respectively	13,994,299	8,838,879
Deferred income taxes, current portion	4,053,988	6,445,636
Insurance claim receivable	-	85,575
Prepaid expenses and other current assets	1,081,391	481,677
Total current assets	122,348,408	19,331,376

Furniture, fixtures and equipment, net	1,505,097	1,063,307
Deferred income taxes	1,371,851	28,769
Intangible assets, net	14,884,993	11,652,161
Goodwill	30,084,434	30,035,399
Other assets	783,343	442,211

Total assets	$170,978,126	$62,553,223

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$1,989,833	$3,215,645
Accrued expenses	6,776,387	5,093,187
Deferred revenue	294,303	1,176,119
Other current liabilities	21,697	37,187
Total current liabilities	9,082,220	9,522,138

Other liabilities	209,256	178,133

Total liabilities	9,291,476	9,700,271

Stockholders' equity:
Preferred stock, 10,000,000 shares authorized and undesignated	-	-
Common stock, par value $.01 per share-- 100,000,000 shares authorized; 18,114,848 and
15,857,877 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	181,148	158,579
Additional paid in capital	173,684,781	70,981,544
Accumulated deficit	(12,179,279)	(18,287,171)
Total stockholders' equity	161,686,650	52,852,952

Total liabilities and stockholders' equity	$170,978,126	$62,553,223

Bankrate, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue:	2006	2005	2006	2005
Online publishing	$15,777,141	$11,214,265	$46,858,127	$31,684,841
Print publishing and licensing	3,709,277	1,157,758	12,083,093	3,474,061
Total revenue	19,486,418	12,372,023	58,941,220	35,158,902
Cost of revenue (1):
Online publishing	2,648,944	1,902,520	8,356,396	5,365,122
Print publishing and licensing	3,358,281	1,116,943	10,673,649	3,295,487
Total cost of revenue	6,007,225	3,019,463	19,030,045	8,660,609

Gross margin	13,479,193	9,352,560	39,911,175	26,498,293

Operating expenses (1):
Sales	1,392,424	943,594	3,728,615	2,756,038
Marketing	1,397,575	1,376,988	3,437,836	4,609,621
Product development	936,539	696,755	2,766,235	1,711,638
General and administrative	5,300,233	2,160,743	16,734,800	6,296,676
Legal settlement	3,000,000	-	3,000,000	-
Depreciation and amortization	631,573	180,811	1,753,988	578,385
	12,658,344	5,358,891	31,421,474	15,952,358
Income from operations	820,849	3,993,669	8,489,701	10,545,935
Other income:
Interest income	1,075,351	301,888	1,720,656	655,295
Insurance recovery in excess of costs and expenses	-	-	-	220,705
Total other income	1,075,351	301,888	1,720,656	876,000

Income before income taxes	1,896,200	4,295,557	10,210,357	11,421,935
Provision for income taxes	656,116	1,632,312	4,102,465	4,340,336
Net income	$1,240,084	$2,663,245	$6,107,892	$7,081,599

Basic and diluted net income per share:
Basic	$0.07	$0.17	$0.36	$0.45
Diluted	$0.07	$0.16	$0.35	$0.42
Weighted average common shares outstanding:
Basic	18,112,909	15,815,057	17,050,167	15,802,409
Diluted	18,238,675	17,109,385	17,552,836	16,762,149

(1) Includes stock compensation expense as follows:
Cost of revenue:
Online publishing	$289,546	$-	$786,542	$-
Print publishing and licensing	39,984	-	107,806	-
Other expenses:
Sales	215,980	-	543,017	-
Product development	111,644	-	358,276	-
General and administrative	1,085,803	-	4,909,810	-
	$1,742,957	$-	$6,705,451	$-

Bankrate, Inc.
Non-GAAP Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue:	2006	2005	2006	2005
Online publishing	$15,777,141	$11,214,265	$46,858,127	$31,684,841
Print publishing and licensing	3,709,277	1,157,758	12,083,093	3,474,061
Total revenue	19,486,418	12,372,023	58,941,220	35,158,902
Cost of revenue:
Online publishing	2,359,398	1,902,520	7,569,854	5,365,122
Print publishing and licensing	3,318,297	1,116,943	10,565,843	3,295,487
Total cost of revenue	5,677,695	3,019,463	18,135,697	8,660,609

Gross margin	13,808,723	9,352,560	40,805,523	26,498,293

Operating expenses:
Sales	1,176,444	943,594	3,185,597	2,756,038
Marketing	1,397,575	1,376,988	3,437,836	4,609,621
Product development	824,895	696,755	2,407,959	1,711,638
General and administrative	4,214,430	2,160,743	11,824,990	6,296,676
Legal settlement (1)	3,000,000	-	3,000,000	-
Stock compensation expense (1)	1,742,957	-	6,705,452	-
Depreciation and amortization	631,573	180,811	1,753,988	578,385
	12,987,874	5,358,891	32,315,822	15,952,358
Income from operations	820,849	3,993,669	8,489,701	10,545,935
Other income:
Interest income	1,075,351	301,888	1,720,656	655,295
Insurance recovery in excess of costs and expenses	-	-	-	220,705
Total other income	1,075,351	301,888	1,720,656	876,000

Income before income taxes	1,896,200	4,295,557	10,210,357	11,421,935
Provision for income taxes	656,116	1,632,312	4,102,465	4,340,336
Net income	$1,240,084	$2,663,245	$6,107,892	$7,081,599

Basic and diluted net income per share:
Basic	$0.07	$0.17	$0.36	$0.45
Diluted	$0.07	$0.16	$0.35	$0.42
Basic and diluted net income per share excluding stock
compensation expense and legal settlement (1):
Basic	$0.22	$0.17	$0.70	$0.45
Diluted	$0.21	$0.16	$0.65	$0.42
Weighted average common shares outstanding:
Basic	18,112,909	15,815,057	17,050,167	15,802,409
Diluted	18,238,675	17,109,385	17,552,836	16,762,149

(1)	See reconciliation of GAAP to Non-GAAP Measures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Measures Reconciliation (Unaudited):	2006	2005	2006	2005

EBITDA-
Income from operations	$820,849	$3,993,669	$8,489,701	$10,545,935
Depreciation and amortization	631,573	180,811	1,753,988	578,385
EBITDA	$1,452,422	$4,174,480	$10,243,689	$11,124,320

EBITDA excluding stock compensation expense and legal settlement-
Income from operations	$820,849	$3,993,669	$8,489,701	$10,545,935
Stock compensation expense	1,742,957	-	6,705,452	-
Legal settlement	3,000,000	-	3,000,000	-
Depreciation and amortization	631,573	180,811	1,753,988	578,385
EBITDA excluding stock compensation expense and legal settlement	$6,195,379	$4,174,480	$19,949,141	$11,124,320

Net income excluding stock compensation expense and legal settlement-
Net income	$1,240,084	$2,663,245	$6,107,892	$7,081,599
Stock compensation expense, net of tax	943,410	-	4,041,593	-
Legal settlement, net of tax	1,800,000	-	1,800,000
Net income excluding stock compensation expense and legal settlement	$3,983,494	$2,663,245	$11,949,485	$7,081,599

Per basic share	$0.22	$0.17	$0.70	$0.45
Per diluted share	$0.21	$0.16	$0.65	$0.42

Net income excluding stock compensation expense, legal settlement, and fees related to legal settlement
Net income	$1,240,084
Stock compensation expense, net of tax	943,410
Legal settlement, net of tax	1,800,000
Legal settlement fees, net of tax	405,000
Net income excluding stock compensation expense and legal settlement	$4,388,494

Per basic share	$0.24
Per diluted share	$0.23

Weighted average common shares outstanding:
Basic	18,112,909	15,815,057	17,050,167	15,802,409

Diluted	18,238,675	17,109,385	17,552,836	16,762,149
Impact of applying SFAS No. 123R	1,155,567	-	960,948	-
Diluted shares excluding impact of applying SFAS No 123R	19,394,242	17,109,385	18,513,784	16,762,149

Bankrate, Inc.
Condensed Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
Revenue:	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Online publishing	$15,777,141	$-	$15,777,141	$46,858,127	$-	$46,858,127
Print publishing and licensing	3,709,277	-	3,709,277	12,083,093	-	12,083,093
Total revenue	19,486,418	-	19,486,418	58,941,220	-	58,941,220
Cost of revenue:
Online publishing	2,648,944	(289,546)	2,359,398	8,356,396	(786,542)	7,569,854
Print publishing and licensing	3,358,281	(39,984)	3,318,297	10,673,649	(107,806)	10,565,843
Total cost of revenue	6,007,225	(329,530)	5,677,695	19,030,045	(894,348)	18,135,697

Gross margin	13,479,193	329,530	13,808,723	39,911,175	894,348	40,805,523

Operating expenses:
Sales	1,392,424	(215,980)	1,176,444	3,728,615	(543,017)	3,185,598
Marketing	1,397,575	-	1,397,575	3,437,836	-	3,437,836
Product development	936,539	(111,644)	824,895	2,766,235	(358,276)	2,407,959
General and administrative	5,300,233	(1,085,803)	4,214,430	16,734,800	(4,909,810)	11,824,990
Legal settlement	3,000,000	-	3,000,000	3,000,000		3,000,000
Stock compensation expense	-	1,742,957	1,742,957	-	6,705,451	6,705,451
Depreciation and amortization	631,573	-	631,573	1,753,988	-	1,753,988
	12,658,344	329,530	12,987,874	31,421,474	894,348	32,315,822
Income from operations	820,849	-	820,849	8,489,701	-	8,489,701
Other income:
Interest income, net	1,075,351	-	1,075,351	1,720,656	-	1,720,656
Insurance recovery in excess of costs and expenses	-	-	-	-	-	-
Total other income	1,075,351	-	1,075,351	1,720,656	-	1,720,656

Income before income taxes	1,896,200	-	1,896,200	10,210,357	-	10,210,357
Provision for income taxes	656,116	-	656,116	4,102,465	-	4,102,465
Net income	$1,240,084	$-	$1,240,084	$6,107,892	$-	$6,107,892

Basic and diluted net income per share:
Basic	$0.07	$-	$0.07	$0.36	$-	$0.36
Diluted	$0.07	$-	$0.06	$0.35	$-	$0.33
Weighted average common shares outstanding:
Basic	18,112,909	-	18,112,909	17,050,167	-	17,050,167
Diluted	18,238,675	1,155,567	19,394,242	17,552,836	960,948	18,513,784

(2) Adjustments for the impact of applying SFAS No. 123R